Exhibit No. 1.1

                              FRANKS' EXPRESS, INC.

                           SELECTED DEALERS AGREEMENT
                           --------------------------

Ladies and Gentlemen:

     1. Franks' Express, Inc. (the "Company"), the issuer in the enclosed Prospectus, has agreed to offer on a best-efforts basis, subject to the terms and conditions of the Prospectus, 50,000 shares minimum and 100,000 shares maximum of the Company's $.0001 par value common stock (the "Shares"). The Shares are more particularly described in the enclosed Prospectus, additional copies of which will be supplied in reasonable quantities upon request.

     2. The Company is offering a part of the Shares to Selected Dealers as principal, including you, who are members of the National Association of Securities Dealers, Inc. at a price of $1.00 per Share, from which a concession of up to ten percent (10%) or ($0.10) per share, may be paid, This offering is made subject to the issuance and delivery of the Shares and their acceptance by the Company, to the approval of legal matters by counsel and to the terms and conditions as set forth in this agreement, and may be made on the basis of the reservation of Shares and allotment against subscriptions and is not joint, but several. All purchase of Shares by you will be for your own account or as an agent of the purchaser. You agree to reoffer all shares purchased by you for your own account to the public on the terms and conditions contained in this agreement and in the Registration Statement. All Shares which you may purchase as agent of a purchaser shall be sold to the purchaser on the terms and conditions contained in this agreement and in the Registration Statement. You agree that you will not offer any of the Shares to any of your partners, shareholders, officers or employees, or members of their families, until orders from bonafide customers and investors are first satisfied.

     3. We will advise you by written or telegraphic confirmation of the method and terms of the offering. Acceptances of any reserved shares received at the office of Franks' Express Inc. (the "Company") after the time specified therefor in the written confirmation and any application for additional Shares will be subject to rejection in whole or in part. Subscription records may be closed by us at any time in our discretion without notice and the right is reserved to reject any subscription whole or in part, but notification of allotments against and rejections of subscriptions will be made as promptly as practicable.

     4. You agree that upon sale of your allotment and receipt of payment therefor, you will promptly transmit, within the meaning of Rule 15c2-4 of the Securities and Exchange Commission promulgated pursuant to the Securities Exchange Act of 1934, all proceeds from such sales to us.

     5. The entire proceeds from the sale of the first 50,000 Shares in the offering ("minimum escrow deposit") will be deposited into an escrow account maintained at Norwest Bank, Englewood, Colorado. David M. Summers, Attorney At Law, will act as escrow agent ("Escrow Agent"). If the minimum escrow deposit has not been deposited within four (4)

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months from the date of the  Company's  definitive  Prospectus,  the full amount paid will be refunded to the purchasers. No certificates evidencing the Shares will be issued unless and until the minimum escrow deposit has been deposited and such funds have been delivered to the Company. If the minimum escrow deposit is deposited within the time period provided above, all amounts so deposited will be delivered to the Company. No commissions will be paid by the Company or concessions allowed by the Company unless and until the minimum escrow deposit has been deposited into escrow and such funds have been delivered to the Company.

     6. Payment for any Shares which you shall sell under this agreement shall be made by you at the rate of $1.00 per Share payable to "Franks' Express, Inc. Escrow Account." The concession shall be paid to you within two (2) days after closing. Certificates for the securities shall be delivered as soon as practicable after delivery instructions are received by the Company.

     7. If an Order is rejected or if a payment is received which proves insufficient or worthless, any compensation paid to the Selected Dealer shall be returned either by the Selected Dealer's remittance in cash or by a charge against the account of the Selected Dealer, as the Company may elect.

     8. You are advised that a Registration Statement in respect to the Shares, filed under the Securities Act of 1933, has become effective. Each Selected Dealer in selling Shares pursuant to this agreement agrees that it will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934 and any applicable rules and regulations issued under said Acts. No person is authorized by the Company to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Shares. Nothing contained in this agreement shall render the Selected Dealers partners with the Company or with one another, or agents of the Company.

     9. Upon application to us, you will be informed as to the states in which we have been advised by counsel the Shares have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell Shares in any state.

     10. The Company shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising under such offering. The Company shall not be under any liability to you, except such as may be incurred under the Securities Act of 1933 and the rules and regulations thereunder, except for lack of good faith and except for obligations assumed by us in this agreement, and no obligation on our part not specifically set forth in this agreement shall be implied or inferred from this agreement.

     11. The Company agrees to indemnify and to hold harmless the Selected Dealers and each person, if any, who controls the Selected Dealers within the meaning of Section 15 of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages, or liabilities to which the Selected Dealers or controlling persons thereof may become subject under the

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Act, or otherwise,  insofar as such losses, claims,  damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of material fact contained in the Registration Statement or Prospectus or other documents filed with the Securities and Exchange Commission, or arising out of or based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Selected Dealers or controlling persons thereof for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damages, or liability arises out of or is based upon any untrue statement made in reliance upon information furnished to the Company by the Selected Dealer in writing expressly for use in the aforesaid Registration Statement, Prospectus, or other documents. Any Selected Dealer shall, within ten (10) days after receiving written notice of the commencement of any action against it or against any person controlling it in respect of which indemnity may be sought from the Company, notify the Company in writing of the commencement thereof. The failure of the Selected Dealer so to notify the Company of any such action may relieve the Company from any liability which it may have to the Selected Dealer or any person controlling it on account of the foregoing indemnity. The Company shall be entitled to participate in (and to the extent it shall desire, to direct) the defense thereof at its own expense; but such defense shall be conducted by counsel of good standing satisfactory to the Selected Dealer or the controlling persons thereof.

     12. The Selected Dealer hereby agrees to indemnify and to hold harmless the Company and each person, if any, who controls the Company, within the meaning of
Section 15 of the Securities Act of 1933, as amended (the "Act"), from and against any and all losses, claims, damages, or liabilities, joint or several, to which the Company may become subject under the Act, or any other statute, or at common law, and to reimburse persons indemnified above for any legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any application or other document filed in any state or other jurisdiction in order to qualify the Shares under the blue sky or securities laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such information is supplied by the Selected Dealer to the Company for inclusion therein, or are based upon alleged misrepresentations or omissions to state material facts in connection with statements made by the Selected Dealer or the Selected Dealer's salesmen orally or by other means, or the failure of a Selected Dealer to deliver a Prospectus; and the Selected Dealer will reimburse the Company for any legal or other expenses reasonably incurred in connection with the investigation of or the defending of any such claim or action. The Company shall, after receiving the first Summons or other legal process disclosing the nature of the action being served upon the Company, in any proceeding in respect of which indemnity may be sought by the Company hereunder, promptly notify the Selected Dealer in writing of the commencement thereof. In case any such litigation is brought against the Company, the Company shall notify the Selected Dealer of the commencement


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thereof to the extent the Selected  Dealer shall be entitled to  participate  in
(and, to the extent the Selected Dealer shall wish, to direct) the defense thereof at the Selected Dealer's own expense, but such defense shall be conducted by counsel of good standing satisfactory to the Company. If the Selected Dealer shall fail to provide such defense, the Company may defend such action at the Selected Dealer's cost and expense. The Selected Dealer's obligation under this paragraph shall survive the termination of this agreement.

     13. The Company may over-allot in arranging for sales of the Shares to the Selected Dealers and in the purchase and sale of Shares for long or short account.

     14. Selected Dealers will be governed by the conditions of this agreement until it is terminated. This Agreement will terminate at the close of business six (6) months after the date hereof, and in our discretion may be terminated at any earlier time. Notwithstanding the termination of this Agreement, you shall remain liable to the extent provided by law for your proportionate amount of any claim, demand or liability which may be asserted against you alone, or against you together with other dealers selling Shares upon the terms specified in this agreement, or against us, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other separate entity.

     15. It is understood that we assume no obligation or responsibility with respect to the right of any Selected Dealer or other person to sell the Shares in any jurisdiction, notwithstanding any information which we may furnish as to the states under the blue sky or securities laws of which it is believed the Shares may be sold.

     16. Your attention is directed to the following: (a) Article III, Section 1 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and the interpretations of said Section promulgated by the Board of Governors of such Association, including the interpretation with respect to "Free-Riding and Withholding'" (b) Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-6 of the general rules and regulations promulgated under said Act; (c) Securities Act Release #3907; (d) Securities Act Release #4150; and (e) Section 15(c) of the Securities Exchange Act of 1934 and Rule 15c2-4 of the general rules and regulations promulgated under said Act. You, by signing this Agreement, acknowledge that you are familiar with the cited law, rules and releases, and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Shares.

     17. By accepting this Agreement, the Selected Dealer has assumed full responsibility for thorough and proper training of its representatives in all features of and concerning the selling methods to be used in connection with the offer and sale of the Shares, giving special emphasis to the principles of full and fair disclosure to prospective investors, suitability, and the prohibitions against "Free-Riding and Withholding."




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     18. In the  event  that you agree to offer  Shares in  accordance  with the terms of this agreement, please confirm such agreement by completing and signing the form provided for that purpose on the enclosed duplicate of this agreement and return it to us promptly.

     19. All communications from you should be addressed to us at the office of Franks' Express, Inc., 12146 East Amherst Circle, Aurora, Colorado 80014. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is mailed.

     20. This Agreement may not be assigned by the Selected Dealer without the Company's express written consent. This Agreement will terminate upon the termination of the offering, except that either party may terminate this Agreement at any time by giving written notice to the other.

         Very truly yours,


         FRANKS' EXPRESS, INC.


         By:
            -----------------------------
              Charles Burton, President

Accepted On:
            -----------------------------
Firm Name:
           ------------------------------

By:
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Position:
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Address:
        ---------------------------------

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Telephone Number:
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IRS Employer Identification Number:

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Share Allocation:
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